                                                             EXHIBIT (a)(5)(vii)


This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares (as defined below). The Offer (as defined below) is made solely by the Offer to Purchase, dated April 20, 2000, and the related Letter of Transmittal (and any amendments or supplements thereto), and is being made to all holders of Shares. The Offerors (as defined below) are not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offerors become aware of any valid state statute prohibiting the making of the Offer, the Offerors will make a good faith effort to comply with such statute. If, after such good faith effort, the Offerors cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offerors by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                      NOTICE OF OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                 PLAYCORE, INC.
                                       AT
                              $10.10 NET PER SHARE
                                       BY
                            JASDREW ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                             PLAYCORE HOLDINGS, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF
                            PLAYCORE HOLDINGS, L.L.C.
                                     AND BY
                                 PLAYCORE, INC.


         PlayCore Holdings, L.L.C., a Delaware limited liability company ("Holdings"), PlayCore Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("Parent"), Jasdrew Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Company"), and PlayCore, Inc., a Delaware corporation (the "Company"), hereby offer to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Shares" or "Common Stock"), at a price of $10.10 per Share, net to the seller in cash (such amount, or any greater amount paid in the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 20, 2000, and in the related Letter of Transmittal (which, as each may be amended and supplemented from time to time, together constitute the "Offer"). Holdings, Parent, Acquisition Company and the Company are collectively referred to herein as the "Offerors" and Acquisition Company and the Company are collectively referred to herein as the "Purchasers."

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
MAY 18, 2000, UNLESS THE OFFER IS EXTENDED.

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         THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING
VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW) AT LEAST 1,367,947 SHARES, WHICH NUMBER OF SHARES CONSTITUTES A MAJORITY OF THE SHARES OUTSTANDING AND SHARES ISSUABLE UPON CONVERSION OF THE COMPANY'S 10% CONVERTIBLE DEBENTURES (EXCLUDING ANY SHARES OWNED BY ANY OFFICER, DIRECTOR OR AFFILIATE OF THE COMPANY, SHARES ISSUABLE UPON EXERCISE OF COMPANY OPTIONS AND WARRANTS, AND SHARES ISSUABLE UPON THE CONVERSION OF THE COMPANY'S 10% CONVERTIBLE DEBENTURES HELD BY AFFILIATES OF THE COMPANY) AND (2) THE COMPANY AND/OR ACQUISITION COMPANY HAVING RECEIVED OR HAVING AVAILABLE THE PROCEEDS FROM THE FINANCING CONTEMPLATED BY FINANCING AGREEMENTS ENTERED INTO BY THE PURCHASERS WITH CERTAIN FINANCING SOURCES AND THE PROCEEDS FROM CERTAIN EQUITY FINANCING TO BE PROVIDED BY PARENT TO ACQUISITION COMPANY, INCLUDING, BUT NOT LIMITED TO, PROCEEDS SUFFICIENT TO (A) FINANCE THE PURCHASE OF THE SHARES THAT THE PURCHASERS ARE AGREEING TO PURCHASE PURSUANT TO THE OFFER, (B) PAY THE MERGER CONSIDERATION (AS DEFINED BELOW) PURSUANT TO THE MERGER (AS DEFINED BELOW), (C) PURCHASE CERTAIN OTHER SECURITIES OF THE COMPANY PURSUANT TO THE PLAYCORE PURCHASE AGREEMENTS (AS DEFINED BELOW), (D) REDEEM THE COMPANY'S THEN OUTSTANDING 10% CONVERTIBLE DEBENTURES AND REPAY THE OTHER OUTSTANDING INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES AND (E) PAY THE FEES AND EXPENSES REQUIRED TO BE PAID BY THE COMPANY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL.

         The purpose of the Offer, the PlayCore Purchase Agreements and the Merger is for Parent to acquire control of, and the entire equity interest in, the Company. As promptly as practicable following consummation of the Offer and the transactions contemplated by the PlayCore Purchase Agreements, and after satisfaction of all conditions to the Merger set forth in the Merger Agreement, Parent intends to acquire the remaining equity interest in the Company not acquired by the Purchasers in the Offer or through the PlayCore Purchase Agreements by consummating the Merger.

         The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of April 13, 2000 (the "Merger Agreement"), by and among the Company, Parent and Acquisition Company. The Merger Agreement provides that, among other things, as promptly as reasonably practicable after consummation of the Offer and the satisfaction of the other conditions contained in the Merger Agreement, Acquisition Company will be merged (the "Merger") with and into the Company, with the Company continuing as the surviving corporation. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent or Acquisition Company, in the treasury of the Company or by holders who perfect their appraisal rights under Section 262 of the Delaware General Corporation
Law), will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive an amount per share (the "Merger Consideration") equal to the Offer Price, without interest, upon surrender of the certificate(s) formerly representing such Shares, less any required withholding taxes. The Merger Agreement is more fully described in Special Factors - Section 7 of the Offer to Purchase.

         Contemporaneously with the execution of the Merger Agreement, the Purchasers entered into a Stock Purchase Agreement with GreenGrass Holdings, the Company's majority stockholder, Option/Exercise Cancellation Agreements with certain of the Company's directors, officers or key employees and other agreements with certain security holders of the Company (collectively, the "PlayCore Purchase Agreements") pursuant to which Acquisition Company or the Company has the right to purchase Shares, as well as certain other derivative Company securities exercisable for or convertible into Shares, from such persons. All purchases by Acquisition Company or the Company of Shares and other derivative Company securities pursuant to the PlayCore Purchase Agreements will occur, if at all, immediately after, and are subject to, the consummation of the Offer and all such Shares and derivative Company securities will be purchased at the Offer Price (as if such derivative Company securities were exercised or converted at the applicable exercise or conversion price). If Acquisition Company acquires all Shares and derivative Company securities it has a right to acquire under the PlayCore Purchase Agreements, Acquisition Company, upon exercise or conversion of such derivative Company securities, will own approximately 75% of the Shares then outstanding. The PlayCore Purchase Agreements are more fully described in Special Factors - Section 7 of the Offer to Purchase.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND DETERMINED THAT THE OFFER AND THE MERGER ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS OF THE SHARES, AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF THE SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT THERETO.

         For purposes of the Offer, the Purchasers will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn as, if and when the Purchasers give oral or written notice to First Chicago Trust Company of New York (the "Depositary") of their acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from the Purchasers and transmitting such payments to tendering stockholders whose Shares have been accepted for payment. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID BY THE PURCHASERS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) certificates evidencing such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in The Tender Offer - Section 3 of the Offer to Purchase, (2) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) and (3) all other documents required by the Letter of Transmittal.

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         Subject to the provisions of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), the Purchasers and Parent have the right in their discretion to waive any or all conditions to the Offer and to make any other changes in the terms and conditions of the Offer. Subject to the provisions of the Merger Agreement and the applicable rules and regulations of the SEC, if, by the Expiration Date, any or all of the conditions to the Offer have not been satisfied, the Purchasers and Parent have the right (but not the obligation) to (1) terminate the Offer and return all tendered Shares to tendering stockholders, (2) waive such unsatisfied conditions and purchase all Shares validly tendered or (3) extend the Offer, and, subject to the terms of the Offer (including the rights of stockholders to withdraw their Shares), retain the Shares which have been tendered until the termination of the Offer, as extended.

         Subject to the provisions of the Merger Agreement and the applicable rules and regulations of the SEC, the Purchasers and Parent have the right in their discretion, at any time and from time to time, to (1) extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares, by giving oral or written notice of such extension to the Depositary and (2) amend the Offer in any respect permitted by the Merger Agreement by giving oral or written notice of such amendment to the Depositary.

         Any extension will be followed as promptly as practicable by public announcement thereof to be made no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Offerors may choose to make any public announcement, the Offerors will have no obligation to publish, advertise or otherwise communicate any such announcement other than issuing a release to the Dow Jones News Service or as otherwise may be required by law. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer, subject to the rights of a tendering stockholder to withdraw such stockholder's Shares. "Expiration Date" means 5:00 p.m., New York City time, on May 18, 2000, unless and until the Purchasers and Parent, in their discretion (but subject to the terms and conditions of the Merger Agreement), have extended the period during which the Offer is open, in which event the term "Expiration Date" means the latest time and date at which the Offer, as extended, will expire.

         Tenders of Shares made pursuant to the Offer are irrevocable, except that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date, and, unless theretofore accepted for payment by the Purchasers pursuant to the Offer, may also be withdrawn at any time after June 15, 2000. For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares to be withdrawn, if different from that of the person who tendered such Shares. If certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such certificates, the serial numbers shown on the particular certificates evidencing the Shares to be withdrawn must be submitted to the Depositary and the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in the Offer to Purchase), unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfers as set forth in The Tender Offer - Section 3 of the Offer to Purchase, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and must otherwise comply with such Book-Entry Transfer Facility procedures, in which case a notice of withdrawal will be effective if delivered to the Depositary by any method of delivery described in the second sentence of this paragraph. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Purchasers, in their sole discretion, whose determination will be final and binding on all parties. None of the Offerors, any of their affiliates or assigns, the Depositary, D.F. King & Co., Inc., which is acting as the Information Agent for the Offer, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of Shares may not be rescinded. Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered at any time prior to the Expiration Date by following one of the procedures described in The Tender Offer - Section 3 of the Offer to Purchase.

         The information required to be disclosed by Rules 13e-4(d)(1) and 14d-6(d)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference.

         The Company has provided Acquisition Company with the Company's stockholder list and security position listing for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase, the related Letter of Transmittal and, if required, other relevant materials will be mailed to record holders of Shares whose names appear on the stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

         THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

         Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Requests for copies of the Offer to Purchase and the related Letter of Transmittal and all other tender offer materials may be directed to the Information Agent, and copies will be furnished promptly at the Purchasers' expense. The Purchasers will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent) for soliciting tenders of Shares pursuant to the Offer.

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                     The Information Agent for the Offer is:

                              D.F. KING & CO., INC.

                                 77 Water Street
                          New York, New York 10005-4495
                 Banks and Brokers Call Collect: (212) 269-5550

                    ALL OTHERS CALL TOLL FREE: (800) 431-9645


April   , 2000